Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our reports dated January 24, 2011 relating to the consolidated financial statements of International Farmland Holdings LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICE WATERHOUSE & CO. S.R.L.

by
/s/ Mariano C. Tomatis  (Partner)
Mariano C. Tomatis

Buenos Aires, Argentina
January 24, 2011